SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2013

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2013, Ambac Financial Group, Inc. (the “Company”), its principal operating subsidiary, Ambac Assurance Corporation (“AAC”), and certain affiliates entered into an amendment (the “Amendment”) to the Tax Sharing Agreement, dated March 14, 2012, to reflect the allocation and use of certain net operating loss carry-forwards by the Company, AAC and their respective subsidiaries. A copy of the Amendment has been filed as Exhibit 10.1 and is incorporated by reference herein.

On April 30, 2013, the Company entered into a Closing Agreement with the Commissioner of Internal Revenue (the “Closing Agreement”) to settle certain open issues with the United States Internal Revenue Service (“IRS”), which was a condition to the Company’s emergence from bankruptcy. The U.S. Bankruptcy Court for the Southern District of New York approved the settlement with the IRS on April 29, 2013. The settlement calls for the consolidated tax group of which the Company is the parent to pay the IRS $101.9 million in satisfaction of certain prior years’ federal income tax claims and settles the amount of net operating loss carry-forwards which are available to the consolidated tax group. A copy of the Closing Agreement has been filed as Exhibit 10.2 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The Indentures corresponding to the cancelled debt securities described in Item 3.03 below were terminated in accordance with the terms of the Plan (as defined in Item 3.02 below).

Item 3.02 Unregistered Sales of Equity Securities

On May 1, 2013, the effective date (the “Effective Date”) of the Second Modified Fifth Amended Plan of Reorganization of Ambac Financial Group, Inc. (the “Plan”), the Company issued 45,000,000 new shares of common stock, par value $0.01 per share (“New Common Stock”), to holders of allowed general unsecured claims, senior debt securities claims and subordinated debt securities claims. The Company also issued warrants (the “Warrants”) to purchase 5,047,138 shares of New Common Stock to holders of allowed general unsecured claims and subordinated debt securities claims. The Company relied on Section 1145(a)(1) of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended the issuance of the New Common Stock and Warrants.

The Warrants are exercisable for cash at any time on or prior to April 30, 2023 at an exercise price of $16.67. The Warrants also have a cashless exercise provision commencing May 8, 2013. The exercise price and the number or nature of the shares of New Common Stock acquirable upon exercise of a Warrant is subject to adjustment as provided in the terms of the Warrants.

Item 3.03 Material Modification to Rights of Security Holders

(a) Pursuant to the Plan, on the Effective Date:

•	all shares of the Company’s common stock, par value $0.01, issued and outstanding immediately prior to the Effective Date (“Pre-Emergence Shares”) were cancelled without consideration, and holders of such common stock did not and will not receive any distributions under the Plan;
•	the Company’s certificate of incorporation in effect immediately prior to the Effective Date was amended and restated in its entirety, as described in the Company’s Form 8-A filed on May 1, 2013 and such description is incorporated by reference herein (“Certificate of Incorporation”);
•	the Company’s by-laws in effect immediately prior to the Effective Date were amended and restated in their entirety, as described in the Company’s Form 8-A filed on May 1, 2013 and such description is incorporated by reference herein (“By-laws”);
•	the shares of New Common Stock were distributed as described in Item 3.02 above;

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•	the Warrants were distributed as described in Item 3.02 above; and
•	the following debt securities of the Company were extinguished and are of no further force or effect, except to continue in effect solely for the purposes of allowing the holders thereof to receive distributions provided under the Plan and related matters: (i) 5.875% debentures due on March 24, 2103; (ii) 5.95% debentures due on December 5, 2035; (iii) 5.95% debentures due on February 28, 2103; (iv) 7-1/2% debentures due on May 1, 2023; (v) 9-3/8% debentures due on August 1, 2011; (vi) 9.50% senior notes due on February 15, 2021; and (vii) the 6.15% Directly-Issued Subordinated Capital Securities due February 15, 2087. The Indentures related to the foregoing debt securities were correspondingly extinguished.

In order to preserve certain of the Company’s tax benefits that are available to the Company post-emergence from bankruptcy, Article XII of the Certificate of Incorporation provides that any attempted transfer of the Company’s securities prior to the date on which the restriction in such Article is removed shall be prohibited and void ab initio to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent shareholder or (ii) the percentage stock ownership interest in the Company of any five-percent shareholder is increased (a “Prohibited Transfer”).

Until the securities that are the subject of the Prohibited Transfer (the “Excess Securities”) are acquired by another person in a transfer that is not a Prohibited Transfer, the purported transferee of a Prohibited Transfer shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a transfer that is not a Prohibited Transfer, the securities shall cease to be Excess Securities.

If the Board determines that a transfer of securities constitutes a Prohibited Transfer then, upon written demand by the Company, the purported transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the purported transferee’s possession or control, together with any distributions paid by the Company with respect to such Excess Securities, to an agent designated by the Company.

The Board of Directors of the Company may grant exceptions to the restrictions of Article XII of the Certificate of Incorporation.

Item 5.01 Changes in Control of the Registrant

Pursuant to the Plan, all of the Company’s Pre-Emergence Shares were cancelled on the Effective Date. Holders of such Pre-Emergence Shares did not and will not receive any distributions under the Plan. In accordance with the terms of the Plan, holders of allowed general unsecured claims, senior debt securities claims and subordinated debt securities received an aggregate of 45,000,000 shares of New Common Stock, constituting all of the current outstanding equity of the Company other than approximately 5,047,138 additional shares reserved for issuance upon exercise of the Warrants, and holders of allowed general unsecured claims and subordinated debt securities claims received Warrants to purchase 5,047,138 shares of New Common Stock. As a result of the Company’s emergence from Chapter 11 and in accordance with the Plan, the identity of a majority of the directors on the Company’s Board has changed as described in Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective May 1, 2013, the terms of the pre-Effective Date members of the Company’s Board of Directors expired as provided in the Plan (i.e., Mses. Jill M. Considine and Laura S. Unger and Messrs. Michael Callen, Paul R. DeRosa, Philip N. Duff, Thomas C. Theobald, Henry D. G. Wallace, and David W. Wallis), except for the term of Diana Adams, the President and Chief Executive Officer of the Company, which will continue from and after the Effective Date.

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(d) (1) Effective May 1, 2013, in connection with the Company’s emergence from Chapter 11, the following individuals began serving on the Company’s Board of Directors as provided in the Plan: Victor Mandel, Jeffrey S. Stein and Nader Tavakoli. In addition, Diana Adams, the Company’s President and Chief Executive Officer, will continue to serve on the Board. There is currently one vacancy on the Board. Pursuant to the terms of the Plan, the statutory committee of creditors appointed by the United States Trustee on November 17, 2010 (the “Creditors’ Committee”) has retained the right to nominate one additional director to the Company’s Board of Directors within 60 days of the Effective Date.

(d)(2) Section 3.02 of the By-laws of the Company, which became effective on May 1, 2013, provides that the initial Board of Directors consist of the Company’s Chief Executive Officer and four interim directors. The Plan provided for three of the interim directors to be appointed by the Creditors’ Committee and one director to be appointed by a group of unaffiliated holders of certain senior debt securities of the Company (the “Informal Group”). Messrs. Mandel and Tavakoli were appointed by the Creditors’ Committee and Mr. Stein was appointed by the Informal Group. As stated above, the Creditors’ Committee has retained the right to nominate one additional director to the Company’s Board of Directors within 60 days of the Effective Date.

(d)(3)The following directors are members of the Audit Committee, Risk Management Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors of the Company: Victor Mandel, Jeffrey S. Stein and Nader Tavakoli.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) In connection with its emergence from Chapter 11, the Company adopted an Amended and Restated Certificate of Incorporation and new By-laws that became effective on May 1, 2013. The material terms of such documents are described in the Company’s Form 8-A filed on May 1, 2013, and such description is incorporated herein by reference.

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Item 8.01 Other Events.

The Plan provided that the Company will use its commercially reasonable best efforts to list the New Common Stock on a national securities exchange. On the Effective Date, the shares of New Common Stock and the Warrants were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and began trading on NASDAQ under the symbols AMBC and AMBCW, respectively.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc., (incorporated by reference to Exhibit 3.1 to Form 8-A, filed on May 1, 2013)

3.2	By-laws of Ambac Financial Group, Inc., (incorporated by reference to Exhibit 3.2 to Form 8-A, filed on May 1, 2013)

4.1	Warrant Agreement between Ambac Financial Group, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.2 to Form 8-A, filed on May 1, 2013)

10.1	Amendment No. 1 dated April 29 2013, to the Amended and Restated Tax Sharing Agreement among Ambac Financial Group, Inc. and certain of its affiliates

10.2	Closing Agreement between Ambac Financial, Group, Inc. and Commissioner of Internal Revenue dated April 30, 2013

99.1	Press Release dated April 29, 2013

99.2	Press Release dated May 1, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: May 3, 2013

	By:	/s/ Stephen M. Ksenak
Stephen M. Ksenak, General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc., (incorporated by reference to Exhibit 3.1 to Form 8-A, filed on May 1, 2013)

3.2	By-laws of Ambac Financial Group, Inc., (incorporated by reference to Exhibit 3.2 to Form 8-A, filed on May 1, 2013)

4.1	Warrant Agreement between Ambac Financial Group, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.2 to Form 8-A, filed on May 1, 2013)

10.1	Amendment No. 1 dated April 29 2013, to the Amended and Restated Tax Sharing Agreement among Ambac Financial Group, Inc. and certain of its affiliates

10.2	Closing Agreement between Ambac Financial, Group, Inc. and Commissioner of Internal Revenue dated April 30, 2013

99.1	Press Release dated April 29, 2013

99.2	Press Release dated May 1, 2013

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